JOHN H. LIVELY, Managing Partner
john.lively@practus.com
11300 Tomahawk Creek Pkwy., Suite 310
Leawood, KS 66211
(913) 660-0778

August 28, 2026

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235
Ladies and Gentlemen:
We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Applied Finance Dividend Fund, the Applied Finance Explorer Fund and the Applied Finance Select Fund, each a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 504 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 505 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A.
If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.
    Regards,
        /s/ John H. Lively
        On behalf of Practus, LLP